Exhibit 99.6

Unaudited pro forma combined financial information to reflect Constellation Brands, Inc.’s combined financial information as if the disposition of certain of Constellation Brands, Inc.’s beer assets and liabilities and the related contribution of those assets and liabilities to an equally owned joint venture occurred as of and for all periods presented.

On July 17, 2006, Barton Beers, Ltd., a Maryland corporation (“Barton”), an indirect wholly-owned subsidiary of Constellation Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement to Establish Joint Venture (the “Joint Venture Agreement”) with Diblo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Diblo”) that is a joint venture owned 76.75% by Grupo Modelo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Modelo”), and 23.25% by Anheuser-Busch, Inc., a Delaware corporation, pursuant to which Modelo’s Mexican beer portfolio will be sold and imported in the 50 states of the United States of America, the District of Columbia and Guam. The owner of the Tsingtao brand has agreed to transfer importing and selling rights with respect to that brand to the joint venture. In addition, the owner of the St. Pauli Girl brand has indicated that it intends to transfer importing and selling rights to that brand to the joint venture, and has authorized the joint venture to commence importation and sales of the St. Pauli Girl brand in the meantime. On January 2, 2007, the parties completed the closing (the “Closing”) of the transactions contemplated in the Joint Venture Agreement, as amended at Closing.

Pursuant to the Joint Venture Agreement, Barton established Crown Imports LLC, a wholly-owned subsidiary formed as a Delaware limited liability company (“LLC”), governed by a limited liability company agreement. On January 2, 2007, pursuant to a Barton Contribution Agreement, dated July 17, 2006, among Barton, Diblo and LLC (the “Barton Contribution Agreement”) Barton transferred to LLC substantially all of its assets relating to importing, marketing and selling beer under the Corona Extra, Corona Light, Coronita, Modelo Especial, Negra Modelo, Pacifico, St. Pauli Girl and Tsingtao brands and the liabilities associated therewith (collectively, the “Barton Contributed Net Assets”). At the Closing, GModelo Corporation, a Delaware corporation and subsidiary of Diblo (the “Modelo Party”), joined Barton as a member of LLC and, in exchange for a 50% membership interest in LLC, contributed cash in an amount equal to the Barton Contributed Net Assets, subject to specified adjustments.

Also on January 2, 2007, LLC and Extrade II S.A. de C.V. (“Extrade II”), an affiliate of Modelo, entered into an Importer Agreement pursuant to which Extrade II granted to LLC the exclusive right to sell Modelo’s Mexican beer portfolio in the territories mentioned above, and LLC and Marcas Modelo, S.A. de C.V. (“Marcas Modelo”), entered into a Sub-license Agreement pursuant to which Marcas Modelo granted LLC an exclusive sub-license to use certain trademarks related to Modelo’s Mexican beer portfolio within this territory.

As a result of these transactions, Barton and Diblo each have, directly or indirectly, equal interests in the joint venture. The importer agreement that previously gave Barton the right to import and sell Modelo’s Mexican beer portfolio primarily west of the Mississippi River was superseded by the transactions contemplated by the Joint Venture Agreement, as amended.

The following unaudited pro forma combined financial information of the Company consists of (i) an unaudited pro forma condensed combined balance sheet as of August 31, 2006 (the “Pro Forma Balance Sheet”), (ii) an unaudited pro forma combined statement of income for the year ended February 28, 2006, (iii) an unaudited pro forma combined statement of income for the six months ended August 31, 2006 (collectively, the “Pro Forma Statements of Income”), and (iv) notes to the unaudited pro forma statements (collectively, the “Pro Forma Statements”).

The Pro Forma Balance Sheet as of August 31, 2006, reflects (i) the contribution of the Barton Contributed Net Assets to the joint venture at historical cost and (ii) the recording of Barton’s 50% interest in the joint venture as if the transactions had occurred on August 31, 2006. The Pro Forma Statements of Income for the year ended February 28, 2006, and the six months ended August 31, 2006, reflect (i) the disposition of the Barton beer business, which is being contributed by Barton to the joint venture, (ii) Barton’s equity in earnings of the joint venture as described in the paragraph below, and (iii) the present ongoing operations of the Company, as if the transactions had occurred on March 1, 2005.

The Joint Venture Agreement, as amended, contemplates that both Barton and Diblo contribute assets of equal value and certain of the arrangements pursuant to the Joint Venture Agreement, as amended, are structured with the intent and expectation that Barton would maintain its historical profit levels related to the selling of imported beer products in the United States. The contribution by the Modelo Party to acquire a 50% interest in the joint venture does not constitute the acquisition of a business by the Company as defined by Rule 11-01(d) of Regulation S-X. Therefore, in accordance with requirements of Rule 11-02(b) of Regulation S-X, the pro forma adjustment to equity in earnings of equity method investees for the periods presented reflects only 50% of the historical results of operations of the contributed Barton beer business and does not reflect the Company’s expected share of the earnings from its 50% interest in the contribution by the Modelo Party to the joint venture.

The Company’s February 28, 2006, information was derived from its audited consolidated financial statements filed in its Annual Report on Form 10-K for the fiscal year ended February 28, 2006. The Company’s August 31, 2006, information was derived from its unaudited consolidated financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended August 31, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions described above, (ii) factually supportable and (iii) with respect to the income statement information, expected to have a continuing impact on the Company’s consolidated results.

The Pro Forma Statements are for illustrative purposes only and should be read in conjunction with the Company’s separate historical consolidated financial statements and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company’s financial position or results of operations would actually have been if the aforementioned transactions had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project the Company’s financial position or results of operations at any future date or for any future period.

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF AUGUST 31, 2006

(in millions)

	Historical Constellation	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash investments	$42.2	$(0.1	)(a)	$42.1
Accounts receivable, net	1,022.4	(109.5	)(a)	912.9
Inventories	1,926.2	(42.7	)(a)	1,883.5
Prepaid expenses and other	281.8	(70.8	)(a)	211.0

Total current assets	3,272.6	(223.1)		3,049.5
PROPERTY, PLANT AND EQUIPMENT, net	1,698.1	(1.0	)(a)	1,697.1
GOODWILL	3,085.3	(13.0	)(a)	3,072.3
INTANGIBLE ASSETS, net	1,151.4	(14.2	)(a)	1,137.2
OTHER ASSETS, net	241.3	(0.1	)(a)	410.3
	—	169.1	(b)	—

Total assets	$9,448.7	$(82.3)		$9,366.4

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$313.3	$—		$313.3
Current maturities of long-term debt	15.4	—		15.4
Accounts payable	420.3	(21.7	)(a)	398.6
Accrued excise taxes	80.8	(10.8	)(a)	70.0
Other accrued expenses and liabilities	738.0	(49.8	)(a)	688.2

Total current liabilities	1,567.8	(82.3)		1,485.5
LONG-TERM DEBT, less current maturities	3,987.7	—		3,987.7
DEFERRED INCOME TAXES	453.6	—		453.6
OTHER LIABILITIES	272.6	—		272.6
STOCKHOLDERS' EQUITY	3,167.0	—		3,167.0

Total liabilities and stockholders’ equity	$9,448.7	$(82.3)		$9,366.4

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED FEBRUARY 28, 2006

(in millions, except per share data)

	Historical Constellation	Pro Forma Adjustments		Pro Forma Combined
SALES	$5,706.9	$(1,135.4	)(c)	$4,571.5
Less - Excise taxes	(1,103.5)	91.9	(c)	(1,011.6)

Net sales	4,603.4	(1,043.5)		3,559.9
COST OF PRODUCT SOLD	(3,278.8)	753.7	(c)	(2,525.1)

Gross profit	1,324.6	(289.8)		1,034.8
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(612.4)	70.6	(c)(d)	(541.8)
RESTRUCTURING AND RELATED CHARGES	(29.3)	—		(29.3)
ACQUISITION-RELATED INTEGRATION COSTS	(16.8)	—		(16.8)

Operating income (loss)	666.1	(219.2)		446.9
EQUITY IN EARNINGS OF EQUITY METHOD INVESTEES	0.8	110.4	(e)	111.2
INTEREST EXPENSE, net	(189.6)	(1.6	)(c)	(191.2)

Income (loss) before income taxes	477.3	(110.4)		366.9
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(152.0)	38.6	(f)	(113.4)

NET INCOME (LOSS)	325.3	(71.8)		253.5
Dividends on preferred stock	(9.8)	—		(9.8)

INCOME AVAILABLE TO COMMON STOCKHOLDERS	$315.5	$(71.8)		$243.7

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$1.44			$1.11

Basic - Class B Common Stock	$1.31			$1.01

Diluted	$1.36			$1.06

Weighted average common shares outstanding:
Basic - Class A Common Stock	196.907			196.907
Basic - Class B Common Stock	23.904			23.904
Diluted	238.707			238.707

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED AUGUST 31, 2006

(in millions, except per share data)

	Historical Constellation	Pro Forma Adjustments		Pro Forma Combined
SALES	$3,145.1	$(706.0	)(c)	$2,439.1
Less - Excise taxes	(571.7)	56.3	(c)	(515.4)

Net sales	2,573.4	(649.7)		1,923.7
COST OF PRODUCT SOLD	(1,840.0)	470.3	(c)	(1,369.7)

Gross profit	733.4	(179.4)		554.0
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(377.0)	40.6	(c)(d)	(336.4)
RESTRUCTURING AND RELATED CHARGES	(24.0)	—		(24.0)
ACQUISITION-RELATED INTEGRATION COSTS	(8.1)	—		(8.1)

Operating income (loss)	324.3	(138.8)		185.5
EQUITY IN EARNINGS OF EQUITY METHOD INVESTEES	0.3	70.0	(e)	70.3
GAIN ON CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENT	55.1	—		55.1
INTEREST EXPENSE, net	(121.2)	(1.2	)(c)	(122.4)

Income (loss) before income taxes	258.5	(70.0)		188.5
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(104.6)	24.5	(f)	(80.1)

NET INCOME (LOSS)	153.9	(45.5)		108.4
Dividends on preferred stock	(4.9)	—		(4.9)

INCOME AVAILABLE TO COMMON STOCKHOLDERS	$149.0	$(45.5)		$103.5

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$0.67			$0.47

Basic - Class B Common Stock	$0.61			$0.42

Diluted	$0.64			$0.45

Weighted average common shares outstanding:
Basic - Class A Common Stock	199.943			199.943
Basic - Class B Common Stock	23.849			23.849
Diluted	240.052			240.052

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA STATEMENTS

AS OF AUGUST 31, 2006, FOR THE YEAR ENDED FEBRUARY 28, 2006,

AND FOR THE SIX MONTHS ENDED AUGUST 31, 2006

(in millions)

(a)	Reflects the elimination of the net assets contributed by the Barton beer business to the joint venture for a 50% interest in the joint venture as of August 31, 2006.

(b)	Reflects the recording of the Company’s 50% interest in the joint venture as an equity method investment equal to the net assets contributed in (a) above. The equity method investment is classified in “Other assets, net” in the Pro Forma Balance Sheet.

(c)	Reflects the elimination of sales, excise taxes, cost of product sold, selling, general and administrative expenses, and interest income attributable to the historical Barton beer business disposed of in exchange for a 50% interest in the joint venture for the periods presented.

(d)	Reflects adjustments to selling, general and administrative expenses calculated as direct Barton selling and marketing expenses, plus designating certain general and administrative expenses from the Constellation Beers and Spirits segment that relate to the Barton beer business for the periods presented. The administrative and support services designated to the Barton beer business include financial reporting and accounting, payroll processing, billing and collection, legal, human resource support, information technology, facilities costs, and executive management. The designation of these expenses to the Barton beer business were calculated based on the following: (i) specific identification of certain costs; (ii) employee headcount in relation to beers and spirits functions; (iii) facility square footage occupied by beers and spirits personnel; and (iv) information technology user costs by beer related personnel.

(e)	The Joint Venture Agreement, as amended, contemplates that both Barton and Diblo contribute assets of equal value and certain of the arrangements pursuant to the Joint Venture Agreement, as amended, are structured with the intent and expectation that Barton would maintain its historical profit levels related to the selling of imported beer products in the United States. The contribution by the Modelo Party to acquire a 50% interest in the joint venture does not constitute the acquisition of a business by the Company as defined by Rule 11-01(d) of Regulation S-X. Therefore, in accordance with requirements of Rule 11-02(b) of Regulation S-X, the pro forma adjustment to equity in earnings of equity method investees for the periods presented reflects only 50% of the historical results of operations of the contributed Barton beer business and does not reflect the Company’s expected share of the earnings from its 50% interest in the contribution by the Modelo Party to the joint venture.

(f)	Reflects the income tax effect of the pro forma adjustments using the Company’s statutory federal tax rate of 35% for the periods presented.